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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Art Technology Group, Inc. pertaining to the Amended and Restated 1999 Outside Director Stock Option Plan of our report dated January 20, 2003, except for Note 14, as to which the date is March 24, 2003, with respect to the consolidated financial statements of Art Technology Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
June 11, 2003